UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event: February 9, 2006

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)
33-2128-D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

c/o Richard Surber, President
59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 8.01 Other Events

On February 9, 2006, Salt Lake Development Inc. a subsidiary of Nexia Holdings, Inc. (Nexia) entered into a Commercial Real Estate Purchase Contract (Agreement) with Residential Acceptance Network Corp. (hereafter the “Purchaser”) for the sale of an office building located at 268 West 400 South, Salt Lake City, Utah in exchange for a purchase price of $850,000 (Eight Hundred Fifty Thousand Dollars). Current loans on the building as of December 15, 2005 were in the amount of $547,012. The contract provides for a due diligence deadline of April 3, 2006 and a settlement deadline of April 27, 2006.

The parties have agreed to finance the acquisition through a $100,000 cash payment to Salt Lake Development, new conventional financing in the sum of $550,000 and Salt Lake Development will carry a promissory note in the sum of $200,000, bearing interest at the rate of 8% per annum that will be due one year from the date of closing. The stated amounts are estimates and will be adjusted to reflect the pay-off balance due on the existing loan on the building.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Pro forma financial statements, if required, will be filed by amendment within the time allowed by rule.

EXHIBIT NO.	PAGE NO.	DESCRIPTION

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Nexia Holdings, Inc.

Date: February 15, 2006	By:	/s/ Richard Surber
Richard Surber CEO, CFO, President and Director

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